SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Advisers Investment Trust

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June 15, 2017

New advisory agreement and sub-advisory agreement for the JOHCM Funds following change of control – YOUR VOTE NEEDED

The investment adviser to the JOHCM Funds, J O Hambro Capital Management Limited (JOHCM) and JOHCM (USA) Inc. (JOHCM USA), sub-adviser to the JOHCM International Small Cap Equity Fund and the JOHCM US Small Mid Cap Equity Fund (together, the sub-advised funds), underwent a “change of control” on May 26, 2017, as a result of a transaction in the shares of JOHCM’s parent, BTIM by Westpac Financial Services Group Limited (Westpac) who had been BTIM’s largest shareholder. Westpac sold down its position in BTIM from 29% to 10%, while also guiding on a plan to sell its remaining shareholding in the future. Westpac had been the owner of BTIM from 2002 before the company was listed in 2007. In 2015, they further reduced their shareholding from 60% to 29%.

In order for JOHCM and JOHCM USA to continue to provide UNINTERRUPTED investment management services to the JOHCM Funds, shareholders must approve new advisory agreements. The Board of Trustees, which oversees the JOHCM Funds, have already approved these new agreements. The Board also approved interim advisory agreements that allow JOHCM and JOHCM USA to continue to manage the JOHCM Funds until the new agreements are approved by shareholders. A shareholder meeting to approve the new agreements is planned for on or about August 31, 2017.

Importantly, the change of control will not result in any changes to the funds’ investment processes, portfolio management teams, team capabilities, or expenses. JOHCM has always operated independently within BTIM’s ownership and this is not changing. The following questions and answers provide more details.

Q.	What will shareholders be asked to vote on at the upcoming shareholder meeting on August 31, 2017?

A.	At the meeting, shareholders of the JOHCM Funds will be voting, separately with respect to each fund, on a proposal to approve a new investment advisory agreement between the JOHCM Funds and JOHCM. Also at the meeting, shareholders of the sub-advised funds will be voting, separately with respect to each sub-advised fund, on a proposal to approve a new sub-advisory agreement between JOHCM, on behalf of the sub-advised funds, and JOHCM USA.

Shareholders of the JOHCM Funds will be voting on proposals to approve a new investment advisory agreement between JOHCM Funds and JOCHM. Voting occurs separately with respect to each fund, and in the case of the two sub-advised funds, shareholders will also be voting to approve new sub-advisory agreements between JOHCM and JOHCM USA.

Q.	Why did the Board vote on the proposals and what is the Board’s recommendation to shareholders?

A.	The Board of Trustees would like JOHCM and JOHCM USA to continue to manage the JOHCM Funds in the same manner in which they currently are managed. To achieve this, the Board approved new investment advisory and sub-advisory agreements that are essentially identical to the prior agreements. The Board’s vote ensures there’s no interruption to the Funds’ management and operations during the proxy process and avoids the added expenses associated with seeking alternative arrangements.

The Board is recommending that shareholders of each Fund APPROVE the proposals such that JOHCM and JOHCM USA can continue to provide investment advisory and other services to the JOHCM Funds.

Q.	Why is it important that shareholders vote?

A.	Every vote is important. Each proposal is required to be approved by a majority of the outstanding voting shares of each Fund.

Q.	When and how do I vote?

A.	We urge you to vote your shares by submitting your proxy via the internet, phone or mail as soon as possible. You may also vote in person at the shareholder meeting. Specific instructions for these voting options can be found on the Proxy Card which will be included with the proxy materials expected to be distributed to shareholders in July 2017.

Q.	How will the approval of the proposals affect the management and operations of the Funds?

A.	Shareholder approval ensures continuity through the change in control, preserving the Funds’ investment objectives, investment strategies and investment teams, as well as JOHCM’s and JOHCM USA’s ongoing management of and service to the JOHCM Funds. Likewise, the fees incurred by shareholders will not change as a result of the change of control.

Q.	Can you describe the ‘change in control’ trigger and why shareholders are being asked to approve the proposals?

A.	The Investment Company Act of 1940, as amended (1940 Act) provides that a transaction resulting in a change in control of an investment adviser (including a sub-adviser) causes any investment advisory/sub-advisory agreement connected to a registered investment company to be “assigned,” which in turn results in the automatic termination of the agreement. For the JOHCM Funds, and as a result of the change in control of JOHCM, the investment advisory agreement with JOHCM and the sub-advisory agreement with JOHCM USA therefore automatically terminated. Following approval by the Funds’ Board of Trustees, shareholders are also asked to approve the proposals so that JOHCM as the investment adviser, and JOHCM USA as sub-adviser, may be retained following the change of control and termination of their prior agreements.

Additional information and where to find it

Advisers Investment Trust expects to file a preliminary proxy statement on behalf of the JOHCM Funds with the U.S. Securities and Exchange Commission (SEC) on or about June 15, 2017. All shareholders are advised to read this proxy statement when it becomes available as it will contain important information regarding the proposals, the persons soliciting proxies in connection with the proposals, and the interest of these persons in the proposals and related matters.

The JOHCM Funds intend to mail the proxy statement to fund shareholders once a final, definitive proxy statement has been filed with the SEC. Shareholders may obtain a free copy of the proxy statement when available and other documents filed by Advisers Investment Trust with the SEC at www.sec.gov. Free copies of the proxy statement, once available, also may be obtained by calling JOHCM Funds at 866-260-9549.

The JOHCM Funds also file annual, semi-annual, and special reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements or other information filed by the JOHCM Funds at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C., 20549 or at the SEC’s other public reference rooms. Please call the SEC at 202-551-8090 for information. You may also obtain reports and other information about the JOHCM Funds on the EDGAR Database on the SEC’s Internet site at www.sec.gov.

Participants in the solicitation

The JOHCM Funds, the trustees of Advisers Investment Trust, its executive officers and certain members of its management, and employees of JOHCM, JOHCM USA, any of their affiliates and AST Fund Solutions, LLC may be soliciting proxies from fund shareholders in favor of the proposal and other related matters. Information concerning persons who may be considered participants in the solicitation of fund shareholders under the rules of the SEC and the shares of the JOHCM Funds held by such participants can be found in the Statement of Additional Information (SAI) dated January 28, 2017. Shareholders may access the SAI by visiting www.johcm.com.

An investor should consider a Fund’s investment objectives, risks, and charges and expenses carefully before investing or sending any money. This and other important information about the JOHCM Funds can be found in the Funds’ prospectus or summary prospectuses, which can be obtained at www.johcm.com or by calling 866-260-9549 or 312-557-5913. Please read the prospectus or summary prospectus carefully before investing. JOHCM Funds are advised by J O Hambro Capital Management Limited and distributed through FINRA member BHIL Distributors, LLC. JOHCM Funds are not FDIC-insured, may lose value, and have no bank guarantee.